UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADVISORSHARES TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

2 Bethesda Metro Center

Suite 1330

Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
AdvisorShares International Gold ETF	NYSE Arca, Inc.	46-4038784
AdvisorShares Gartman Gold/Yen ETF	NYSE Arca, Inc.	46-4044932
AdvisorShares Gartman Gold/British Pound ETF	NYSE Arca, Inc.	46-4056209
AdvisorShares Gartman Gold/Euro ETF	NYSE Arca, Inc.	46-4067491

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-157876

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 67 to AdvisorShares Trust’s Registration Statement on Form N-1A, filed via EDGAR Accession No. 0001144204-13-018692 on March 29, 2013 (Securities Act File Number 333-157876 and Investment Company Act File Number 811-22110), which is incorporated herein by reference.

Item 2.	Exhibits.

A.	Registrant’s Agreement and Declaration of Trust dated July 30, 2007 is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

B.	Registrant’s By-Laws dated July 30, 2007, as amended November 13, 2013 are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 88 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001144204-13-065833 on December 5, 2013.

C.	Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-052948 on September 1, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVISORSHARES TRUST
Date: February 11, 2014
	By:	/s/Noah Hamman
Noah Hamman President